PRUDENTIAL DIVERSIFIED BOND FUND, INC. One Seaport Plaza
                            New York, New York  10292



                                                February 23, 1996
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

          Re: Prudential Diversified Bond Fund, Inc. File Nos. 33-55441 and 811-7215

Ladies and Gentlemen:

      On behalf of Prudential Diversified Bond Fund, Inc. enclosed for filing, under the Investment Company Act of 1940, are:

          (1)  the Form 24f-2 for the Fund; and

          (2)  an opinion of counsel to the Fund.

     These documents are being filed electronically via the EDGAR System. A fee in the amount of $33,610.84 has been wired to the Fund's account at Mellon Bank.

      If you have any questions relating to the foregoing, please call the undersigned at (212) 214-3118.

                                  Yours truly,


                                   /s/ Ellyn C. Acker
                                   Ellyn C. Acker
                                   Assistant Secretary



Enclosures



GLF/24F-296.LTR